1-800-ATTORNEY, INC.
                            FORM 8-K - JULY 29, 2002
                                                                    EXHIBIT 99.1
                                                                    ------------
Exhibit 1.
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                                FOURTH AMENDMENT
                           TO THE AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF
                              1-800-ATTORNEY, INC.


            Pursuant to the provisions of Section 607.10025 of the Florida Business Corporation Act, 1-800-ATTORNEY, Inc. (the "Company") adopts this Amendment to the Amended and Restated Articles of Incorporation as set forth below:

1)      The name of the Company is 1-800-ATTORNEY, Inc.

2) Each share of the Company's outstanding common stock, no par value per share, shall be and they are automatically changed (without any further act) into one-eighth (1/8) share of common stock, no par value per share.

3) The foregoing reverse stock split shall be accomplished in the following manner:

        a) All certificates representing issued shares that are in existence as of the close of business on July 29, 2002 (the "Record Date") shall thereafter, without any further action being taken, represent one-eighth (1/8) the number of shares as they theretofore represented. In lieu of fractional shares, each shareholder shall receive the next whole number of shares to which he shall be entitled as a result of the foregoing reverse stock split.

        b) The appropriate officers of the Company are authorized and directed as soon as practicable after the close of the business on the Record Date, to notify each shareholder of record as of the close of the business on the Record Date to turn in their certificates in exchange for new certificates representing the Company's common stock to which they shall be entitled pursuant to the foregoing reverse stock split.

        c) The Board of Directors of the Company or any executive committee thereof is empowered to adopt further rules and regulations concerning the foregoing reverse stock split and to appropriately adjust any options, warrants or other securities that are convertible into shares of the Company's common stock as they deem to be fair and equitable and in the best interests of the Company and in accordance with Section 607.10025, Florida Business Corporation Act, on July 29, 2002.

4) The date of the adoption of the amendment by all of the Directors of the Company was July 25, 2002. Pursuant to the provisions of Section 607.10025, Florida Business Corporation Act, no Shareholder approval is required.

5)      This amendment shall be effective on July 29, 2002.

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                              1-800-ATTORNEY, INC.
                            FORM 8-K - JULY 29, 2002

            IN WITNESS WHEREOF, the undersigned Secretary of this Company has executed the foregoing Amendment to the Company's Articles of Incorporation this 26th day of July, 2002.

                                 1-800-ATTORNEY, Inc.


                                 By:  /s/ James M. Koller
                                      ------------------------------------------
                                      James M. Koller, Secretary































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